SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 31, 1999

                           FIRST AMERICAN CORPORATION
                    (Exact Name of Registrant as Specified in
                                    Charter)

Tennessee                            0-6198                          62-0799975
(State or Other                 (Commission File               (I.R.S. Employer
Jurisdiction of                      Number)                 Identification No.)
Incorporation)

First American Center,                                               37237-0700
Nashville, Tennessee                                                 (Zip Code)
(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (615) 748--2000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.     Other Events.

            First American Corporation ("First American"), AmSouth Bancorporation ("AmSouth") and a wholly owned subsidiary of AmSouth ("Merger Sub") entered into an Agreement and Plan of Merger, dated as of May 31, 1999 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into First American and each share of common stock, par value $2.50 per share, of First American ("First American Common Stock") outstanding immediately prior thereto will be converted into the right to receive 1.871 shares of common stock, par value $1.00 per share, of AmSouth ("AmSouth Common Stock"), with cash in lieu of fractional shares of AmSouth Common Stock, in a transaction expected to be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

            In connection with the Merger Agreement, First American entered into an agreement with AmSouth, dated as of June 1, 1999, granting AmSouth an option to purchase 23,250,165 shares of First American Common Stock (approximately 19.9% of those shares outstanding) at a price of $40.1625 per share, exercisable only under certain circumstances as set forth in such agreement, and AmSouth entered into a substantially identical agreement with First American, dated as of June 1, 1999, granting First American an option to purchase up to 35,025,240 shares of AmSouth Common Stock (approximately 19.9% of those shares outstanding) at a price of $28.5983 per share.

            A copy of the press release dated June 1, 1999 and a copy of the analyst presentation materials dated June 1, 1999, each regarding the proposed Merger, are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are hereby incorporated herein by reference.

            In connection with and immediately prior to entering into the Merger Agreement and the stock option agreements, First American and First Chicago Trust Company of New York, as Rights Agent ("First Chicago Trust Company"), entered into an amendment to the Rights Agreement, dated as of July 16, 1998, by and between First American and First Chicago Trust Company. A copy of the amendment to the Rights Agreement is attached as Exhibit 4.1 hereto and is hereby incorporated herein by reference.

            This current report on Form 8-K and Exhibit 99.1 hereto contain forward looking statements with respect to the financial condition, results of operations and business of AmSouth and First American and assuming the consummation of the Merger, a combined AmSouth and First American, including statements relating to: the synergies (including cost savings) and accretion to reported earnings expected to be realized from the Merger; business opportunities and strategies potentially available to the combined company; and the restructuring charges expected to be incurred in connection with the Merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: expected cost savings from the Merger cannot be fully realized or realized within the expected time; revenues following the Merger are lower than expected; competitive pressure among depository institutions increases significantly; costs or difficulties related to the integration of the businesses of AmSouth and First American are greater than expected; changes in the interest rate environment reduce interest margins; general economic


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conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and changes may occur in the securities market. Such forward-looking statements speak only as of the date on which such statements were made, and neither First American nor AmSouth undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made to reflect the occurrence of unanticipated events.

Item 7.     Financial Statements and Exhibits.

            (c) The following exhibits are filed with this report:

  Exhibit Number                            Description

        4.1 Amendment, dated as of May 31, 1999, to Rights Agreement, dated as of July 16, 1998, by and between First American Bancorporation Inc. and First Chicago Trust Company of New York, as Rights Agent.

       99.1         Press Release issued June 1, 1999.

       99.2         Analyst Presentation Materials dated June 1, 1999.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FIRST AMERICAN CORPORATION


Dated:  June 2, 1999                   /s/ Dennis C. Bottorff
                                       ---------------------------------
                                       Name:   Dennis C. Bottorff
                                       Title:  Chairman, Chief Executive
                                               Officer and President


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EXHIBIT INDEX

  Exhibit Number                            Description

        4.1 Amendment, dated as of May 31, 1999, to Rights Agreement, dated as of July 16, 1998, by and between First American Bancorporation Inc. and First Chicago Trust Company of New York, as Rights Agent.

       99.1         Press Release issued June 1, 1999.

       99.2         Analyst Presentation Materials dated June 1, 1999.